Antiviral NL-CVX1 efficiently blocks infection by SARS-CoV-2 viral variants of concern (VOC) Maria Rebelo, PhD Gonçalo Bernardes Lab Instituto de Medicina Molecular Lisboa, Portugal mariarebelo@medicina.ulisboa.pt Exhibit 99.1

Disclosures Hui-Ling Yen, PhD: received donation from Saiba AG and has performed contract research for Neoleukin Therapeutics, Inc. Wen Su, PhD: has no conflict of interest to declare. Gonçalo Bernardes, PhD: consultant and scientific advisor of Neoleukin Therapeutics, Inc. Ownership of Neoleukin options and stock. Maria Rebelo, PhD: has no conflict of interest to declare. Laurie Tatalick, DVM, PhD, DACVP: Consultant for Neoleukin Therapeutics, Inc. Ownership of Neoleukin options and stock. Matthew Walker, PhD: employee of Neoleukin Therapeutics, Inc. Ownership of Neoleukin options and stock. Marianne Riley, BS: employee of Neoleukin Therapeutics, Inc. Ownership of Neoleukin options and stock. Kevin Yu, BS, MS: employee of Neoleukin Therapeutics, Inc. Ownership of Neoleukin options and stock. Luis M Blancas-Mejia, PhD: employee of Neoleukin Therapeutics, Inc. Ownership of Neoleukin options and stock Daniel-Adriano Silva, PhD: scientific advisor of Neoleukin Therapeutics, Inc. Ownership of Neoleukin options and stock. David Shoultz, PhD, MBA: employee of Neoleukin Therapeutics, Inc. Ownership of Neoleukin options and stock. Cong Tang, MD, PhD: has no conflict of interest to declare. Ana R. Coelho, PhD: has no conflict of interest to declare

SARS-CoV-2 enter the cell by binding to the ACE2 receptor on the surface of human cells via the spike protein De novo decoy binds to SARS-CoV-2 spike protein, preventing the virus to bind to ACE2 receptor and thus inhibiting viral entry into cells NL-CVX1 is a potent de novo protein that blocks SARS-CoV-2

NL-CVX1 is a potent de novo protein that blocks SARS-CoV-2

Instituto de Medicina Molecular Lisboa

Science

REPORTS

Cite as: T. W. Linsky *et al*., *Science* 10.1126/science.abe0075 (2020).

De novo design of potent and resilient hACE2 decoys to neutralize SARS-CoV-2

High thermodynamic stability


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Low nanomolar affinity for the RBD of SARS-CoV-2


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Outcompetes binding of SARS-CoV-2 RBD to hACE2


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NL-CVX1

neoleukin THERAPEUTICS

NL-CVX1 demonstrates promising lung PK following a single dose and is well-tolerated with daily administration Linsky TW, et al. Science. 2020;370(6521):1208-1214. In vivo results 0 12 24 36 48 Time (h) 1 10 100 1000 10000 C o n c. ( ng /m L ) Lung pharmacokinetics • NL-CVX1 was present for >24 hours in the lungs and respiratory tract of mice. • NL-CVX1 was well-tolerated by mice with daily intranasal administration NL-CVX1

K18hACE2 transgenic mice Our K18hACE2 mouse model of SARS-CoV-2 infection

0 2 4 6 8 10 12 14 16 18 20 60 80 100 120 Days after inoculation % b od y w ei gh t c ha ng e Vehicle CVX1_25 ug CVX1_100 ug CVX1_250 ug 0 3 6 9 12 15 18 21 0 50 100 Days after inoculation % o f s ur vi va l Vehicle CVX1_25 ug CVX1_100 ug CVX1_250 ug Clinical observations in vivo A single dose of NL-CVX1 protects mice from lethal SARS-CoV-2 infection

Veh icl e CVX1_ _2 5 ug CVX1_ _1 00 u g CVX1_ 25 0 ug -10 0 10 20 30 R el at iv e m R N A e xp re ss io n (N g en e) Veh icl e CVX1_ _2 5 ug CVX1_ _1 00 u g CVX1_ 25 0 ug -5 0 5 10 15 20 R el at iv e m R N A e xp re ss io n (E g en e) Veh icl e CVX1_ _2 5 ug CVX1_ _1 00 u g CVX1_ 25 0 ug 0.0 5.0×103 1.0×104 1.5×104 2.0×104 2.5×104 P F U /le ft lu ng Lung viral load from in vivo experiments A single dose of NL-CVX1 prevents detectable viral load in the lungs of mice • No plaque forming units observed in either the 100 ug or 250 ug dose groups • No detection of the nucleocapsid (N) gene in either the 100 ug or 250 ug dose groups • No detection of the envelope (E) gene in either the 100 ug or 250 ug dose groups

A single dose of NL-CVX1 protects mice from lethal SARS-CoV-2 infection Source: Pedro Ruivo, iMM Non-infected Vehicle 25 µg 100 µg 250 µg • Proliferative epithelium • Pulmonary edema • Mononuclear inflammatory cell and neutrophil infiltration, with occasional necrotic and dying cells. • Mild pulmonary edema and mononuclear cell infiltrates observed • Mild pulmonary edema • No changes

0 5 10 15 20 25 60 80 100 120 Days after re-challenge % b od y w ei gh t c ha ng e WT_Vehicle 100 ug + WT Primary prophylaxis with NL-CVX1 protects against a second SARS-CoV-2 infection 30 days later 0 5 10 15 20 25 80 100 120 Days after re-challenge % b od y w ei gh t c ha ng e Alpha_vehicle 250µg + alpha

NL-CVX1 outcompetes hACE2 and efficiently binds to RBD of SARS-CoV-2 VOC ELISA competition assay Biolayer interferometry (OCTET) binding assays • NL-CVX1 binds at high picomolar to low nanomolar concentrations to RBD of SARS-CoV-2 VOC • NL-CVX1 outcompetes binding of SARS-CoV-2 RBD to hACE2

NL-CVX1 efficiently binds the Delta VOC with a low dissociation rate ELISA competition assay Biolayer interferometry (OCTET) binding assays • NL-CVX1 binds at high picomolar to low nanomolar concentrations to RBD of SARS-CoV-2 VOC • NL-CVX1 outcompetes binding of SARS-CoV-2 RBD to hACE2

NL-CVX1 neutralizes pseudoviruses with SARS-CoV-2 VOC spike proteins Original (Wuhan-1) Alpha variant (B.1.1.7) Beta variant (B.1.351) Gamma variant (P.1) IC50 (ng/mL) 13.2 9.7 1500 136 1 0 -2 1 0 -1 1 0 0 1 0 1 1 0 2 1 0 3 0 2 5 5 0 7 5 1 0 0 1 2 5 T e s t- ite m (µ g /m L ) N e u tr a li z a ti o n ( % ) Gamma variant Original (Wuhan-1) Alpha variant Beta variant N eu tr al iz at io n (% ) NL-CVX1 (µg/mL) • NL-CVX1 retains neutralizing activity against all VOC tested. • When compared to the original strain, the Alpha VOC displayed the highest sensitivity to NL-CVX1

NL-CVX1 is efficacious in vitro against SARS-CoV-2 VOC Original (Wuhan-1) Alpha variant (B.1.1.7) Beta variant (B.1.351) Gamma variant (P.1) TCID50 EC50 (nM) 4.6 1.9 1384 18.8 PCR EC50 (nM) 3.1 1.7 > 4000 16.8 Source: Su Wen and Hui-Ling Yen, HKUMed 10 -4 10 -3 10 -2 10 -1 10 0 10 1 2 4 6 8 Concentration (mM) Lo g 1 0T C ID 50 /m L NL-CVX1 (Lineage NL-CVX1 (B.1.351) EC50 = 1384 nM NL-CVX1 (B.1.1.7) EC50 = 1.858 nM NL-CVX1 (P • NL-CVX1 showed comparable efficacy against the Alpha and Gamma VOC. • Higher concentrations of NL-CVX1 were required for neutralization of the Beta VOC. 10 -4 10 -3 10 -2 10 -1 10 0 10 1 4 6 8 10 12 Concentration (mM) Lo g 1 0 R N A c op ie s/ m L Gamma variant Original (Wuhan-1) Alpha variant Beta variant

• NL-CVX1 is a de novo human ACE2 decoy protein that neutralizes SARS-CoV-2 in vitro and in animal models. • NL-CVX1 is effective against VOC tested in vitro at different concentrations. • Binding to the Delta variant spike protein and low dissociation rate is encouraging. • Single intranasal dose not only protects mice from to SARS-CoV-2 but also protects from a second experimental infection a month later. Summary and conclusions

Future directions • Investigate in vivo efficacy of NL-CVX1 against new VOC in K18hACE2 mice. • Characterize the underlying immune response that protects mice from secondary SARS-CoV-2 exposure. • Evaluate the nature of antibodies developed by mice following primary prophylactic exposure to NL-CVX1 and SARS-CoV-2 infection

Acknowledgments

neoleukin THERAPEUTICS

Daniel Adriano Silva
Thomas W. Linsky
Jonathan Drachman
Laurie Tatalick
Matthew Walker
Marianne Riley
Kevin Yu
Luis M. Blancas-Mejia
David Shoultz

iMM Lisboa Instituto de Medicina Molecular

Gonçalo Bernardes
Cong Tang
Ana R Coelho
Marta Miranda
Pedro Ruivo
Iolanda Moreira
Pedro Simas

HKU Med LKS Faculty of Medicine The University of Hong Kong 香港大學李嘉誠醫學院

Hui-Ling Yen
Su Wen
Sin Fun Sia
Ka Tim Choy
Prathanporn Kaewpreedee

RetroVirox an integrated antiviral company

Juan Lama
Isabel Cisneros